Exhibit 3

                                                          EXECUTION VERSION








                                SHAREHOLDERS AGREEMENT

                                    By and Between

                         BROWN & SHARPE MANUFACTURING COMPANY

                                         and

                                 FINMECCANICA S.p.A.







                                  September 28, 1994

                                  TABLE OF CONTENTS


                                                                       Page
                                                                       ----

          ARTICLE I   DEFINITIONS . . . . . . . . . . . . . . . . . . .   1
               1.1.   Additional Finmeccanica Securities  . . . . . . .   1
               1.2.   Affiliate . . . . . . . . . . . . . . . . . . . .   1
               1.3.   Average Market Price  . . . . . . . . . . . . . .   2
               1.4.   Business Day  . . . . . . . . . . . . . . . . . .   2
               1.5.   Charter Documents . . . . . . . . . . . . . . . .   2
               1.6.   Class A Common Stock  . . . . . . . . . . . . . .   2
               1.7.   Class B Common Stock  . . . . . . . . . . . . . .   2
               1.8.   Commission  . . . . . . . . . . . . . . . . . . .   2
               1.9.   Common Equivalent Securities  . . . . . . . . . .   2
               1.10.  Derivative Securities . . . . . . . . . . . . . .   2
               1.11.  Disposition . . . . . . . . . . . . . . . . . . .   3
               1.12.  Equity Securities . . . . . . . . . . . . . . . .   3
               1.13.  Exchange Act  . . . . . . . . . . . . . . . . . .   3
               1.14.  Holder  . . . . . . . . . . . . . . . . . . . . .   3
               1.15.  NYSE  . . . . . . . . . . . . . . . . . . . . . .   3
               1.16.  Person  . . . . . . . . . . . . . . . . . . . . .   3
               1.17.  Preferred Stock . . . . . . . . . . . . . . . . .   3
               1.18.  Prospectus  . . . . . . . . . . . . . . . . . . .   3
               1.19.  Public Offering . . . . . . . . . . . . . . . . .   3
               1.20.  Purchase Right  . . . . . . . . . . . . . . . . .   3
               1.21.  Registration Statement  . . . . . . . . . . . . .   3
               1.22.  Restricted Securities . . . . . . . . . . . . . .   3
               1.23.  Sale Notice . . . . . . . . . . . . . . . . . . .   4
               1.24.  Securities Act  . . . . . . . . . . . . . . . . .   4
               1.25.  Sharpe  . . . . . . . . . . . . . . . . . . . . .   4
               1.26.  Third Party . . . . . . . . . . . . . . . . . . .   4
               1.27.  Third Party Transaction . . . . . . . . . . . . .   4
               1.28.  Total Voting Power  . . . . . . . . . . . . . . .   4
               1.29.  Underwritten Registration . . . . . . . . . . . .   4

          ARTICLE II  ORGANIZATIONAL DOCUMENTS  . . . . . . . . . . . .   4
               2.1.   Charter Documents . . . . . . . . . . . . . . . .   4

          ARTICLE III    FUTURE EQUITY ISSUANCES  . . . . . . . . . . .   5
               3.1.   Future Equity Issuances . . . . . . . . . . . . .   5
               3.2.   Exercise of Purchase Right  . . . . . . . . . . .   6
               3.3.   Termination of Purchase Rights  . . . . . . . . .   6
               3.4.   Closing . . . . . . . . . . . . . . . . . . . . .   7
               3.5.   Certain Covenants . . . . . . . . . . . . . . . .   7

          ARTICLE IV  LIMITATIONS ON TRANSFER . . . . . . . . . . . . .   7
               4.1.   Two-Year Restriction on Transfer  . . . . . . . .   7
               4.2.   Company Right of First Offer  . . . . . . . . . .   7
               4.3.   Legends . . . . . . . . . . . . . . . . . . . . .   9
               4.4.   Standstill  . . . . . . . . . . . . . . . . . . .  10

          ARTICLE V   CORPORATE GOVERNANCE  . . . . . . . . . . . . . .  11
               5.1.   Board of Directors  . . . . . . . . . . . . . . .  11
               5.3.   Resignation of Sharpe . . . . . . . . . . . . . .  12
               5.4.   Voting of Finmeccanica Shares . . . . . . . . . .  12





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                                                                       Page
                                                                       ----

          ARTICLE VI  REGISTRATION RIGHTS . . . . . . . . . . . . . . .  13
               6.1.   Registration Rights . . . . . . . . . . . . . . .  13
               6.2.   Registration Procedures . . . . . . . . . . . . .  14
               6.3.   Registration Expenses . . . . . . . . . . . . . .  17
               6.4.   Indemnification . . . . . . . . . . . . . . . . .  18
               6.5.   Participation In Public Offering  . . . . . . . .  20
               6.6.   Selection of Underwriters . . . . . . . . . . . .  20
               6.7.   Period of Distribution  . . . . . . . . . . . . .  20

          ARTICLE VII    FINANCIAL MATTERS  . . . . . . . . . . . . . .  20
               7.1.   Financial Statements  . . . . . . . . . . . . . .  20

          ARTICLE VIII   TERMINATION  . . . . . . . . . . . . . . . . .  21
               8.1.   Termination . . . . . . . . . . . . . . . . . . .  21

          ARTICLE IX  GENERAL . . . . . . . . . . . . . . . . . . . . .  21
               9.1.   Injunctive Relief . . . . . . . . . . . . . . . .  21
               9.2.   Further Assurances  . . . . . . . . . . . . . . .  21
               9.3.   Assignment  . . . . . . . . . . . . . . . . . . .  21
               9.4.   Notices . . . . . . . . . . . . . . . . . . . . .  22
               9.5.   Governing Law . . . . . . . . . . . . . . . . . .  22
               9.6.   Binding Effect  . . . . . . . . . . . . . . . . .  23
               9.7.   No Partnership Relationship . . . . . . . . . . .  23
               9.8.   Headings  . . . . . . . . . . . . . . . . . . . .  23
               9.9.   Legal Costs . . . . . . . . . . . . . . . . . . .  23
               9.10.  Severability  . . . . . . . . . . . . . . . . . .  23
               9.11.  Entire Agreement; No Waiver; Amendment  . . . . .  23

                         BROWN & SHARPE MANUFACTURING COMPANY

                                SHAREHOLDERS AGREEMENT


               Agreement made as of this 28th day of September, 1994 by and between BROWN & SHARPE MANUFACTURING COMPANY, a Delaware corporation (the "Company"), and FINMECCANICA S.p.A., an Italian corporation ("Finmeccanica").


                                W I T N E S S E T H :
                                - - - - - - - - - -

               WHEREAS, pursuant to a certain Acquisition Agreement dated as of June 10, 1994, as amended by an Amendment No. 1 to Acquisition Agreement dated as of July 31, 1994, between the parties hereto ("Acquisition Agreement"), Finmeccanica has on the date hereof acquired 3,450,000 newly issued shares of Class A Common Stock of the Company;

               WHEREAS, Finmeccanica's right to purchase a pro-rata percentage of the future issues of securities by Brown & Sharpe from time to time, in order to maintain its percentage of the capital stock of Brown & Sharpe issued as the Brown & Sharpe Purchase Price Shares, is, as set forth in the Acquisition Agreement, an integral part of the acquisition transaction contemplated by the Acquisition Agreement;

               WHEREAS, said Finmeccanica purchase right is, for the convenience of the parties, set forth in this separate Agreement.

               NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                      ARTICLE I
                                      ---------

                                     DEFINITIONS
                                     -----------

               As used herein, the following terms shall have the meanings set forth below:

               1.1.   Additional  Finmeccanica  Securities.     "Additional
                      ------------------------------------
          Finmeccanica  Securities" shall  have the  meaning  set forth  in
          Section 3.1.

               1.2.   Affiliate.   "Affiliate"  shall mean  any  Person (as
                      ---------
          hereinafter defined) which directly or indirectly and/or one or more intermediaries controls, or is controlled by, or is under common control with any party. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") when used in respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person whether through the ownership of voting securities (control is assumed in cases of more than 50% ownership), by contract or otherwise.

               1.3.   Average  Market Price.  "Average Market Price" of the
                      ---------------------
          Class A Common Stock at any date shall mean the average of the closing prices for a share of Class A Common Stock on the thirty
          (30) consecutive trading days ending on the trading date last preceding the date of determination of such price, on the NYSE.

               1.4.   Business  Day.   Any weekday  which is  not a  day on
                      -------------
          which banking institutions in New York City are authorized or obligated by law or executive order to close.

               1.5.   Charter Documents.   "Charter  Documents" shall  have
                      -----------------
          the meaning set forth in Section 2.1 hereof.

               1.6.   Class A Common  Stock.  "Class A  Common Stock" shall
                      ---------------------
          mean shares of the Class A Common Stock, $1.00 par value, of the Company.

               1.7.   Class B  Common Stock.  "Class  B Common Stock" shall
                      ---------------------
          mean shares of the Class B Common Stock, $1.00 par value, of the Company.

               1.8.   Commission.   The Securities and Exchange Commission.
                      ----------

               1.9.   Common  Equivalent  Securities.   "Common  Equivalent
                      ------------------------------
          Securities" shall at any date mean the sum of (a) the number of shares of Class A Common Stock then outstanding, (b) the number of shares of Class B Common Stock then outstanding, and (c) the number of shares of Class A Common Stock for or into which other securities of the Company, can be exercised, exchanged or converted, assuming the exercise, exchange or conversion, as appropriate, of all such outstanding securities (including all warrants, options and convertible securities, but excluding therefrom (x) the number of shares of Class A Common Stock into which the Class B Common Stock then outstanding may be converted,
          (y) up to 400,000 shares of Class A Common Stock issuable upon the exercise of stock options granted to employees of the Company or its subsidiaries pursuant to Benefit Plans (as defined in
          Section 3.1(c)), and (z) any shares of Class A Common Stock issuable to holders of the Company's 9 1/4% Convertible Subordinated Debentures Due December 2005 unless the Average Market Price of shares of Class A Common Stock shall exceed $24.25 per share on the Business Day immediately preceding such date.

               1.10.  Derivative Securities.  "Derivative Securities" shall
                      ---------------------
          have the meaning set forth in Section 3.1(a).

               1.11.  Disposition.  "Disposition" means any sale, transfer,
                      -----------
          encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition of any Restricted Securities or any interest therein, whether voluntary or involuntary, including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment, except for pledges merely creating a security interest if the pledgee agrees to become a party hereto with respect to the Restricted Securities subject to such pledge.

               1.12.  Equity Securities.   "Equity  Securities" shall  have
                      -----------------
          the meaning set forth at Section 3.1(a).

               1.13.  Exchange Act.   The Securities Exchange Act  of 1934,
                      ------------
          as amended.

               1.14.  Holder.   "Holder"  shall mean  Finmeccanica  and its
                      ------
          permitted successors and assigns.

               1.15.  NYSE.  "NYSE" shall mean the New York Stock Exchange,
                      ----
          Inc.

               1.16.  Person.    "Person"  shall  mean   an  individual,  a
                      ------
          corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               1.17.  Preferred Stock.  "Preferred Stock" shall mean shares
                      ---------------
          of Preferred Stock, $1.00 par value, of the Company.

               1.18.  Prospectus.      The   prospectus   included   in   a
                      ----------
          Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

               1.19.  Public  Offering.   "Public Offering"  shall mean  an
                      ----------------
          underwritten public offering of the Company's Common Equivalent Securities made pursuant to an effective registration statement in compliance with applicable securities laws.

               1.20.  Purchase Right.    "Purchase Right"  shall  have  the
                      --------------
          meaning set forth in Section 3.1(a).

               1.21.  Registration Statement.   Any registration statement,
                      ----------------------
          including all amendments and supplements thereto, of the Company relating to the registration for resale of Restricted Securities pursuant to the Registration Statement, which is filed pursuant to the provisions of this Agreement, including the Prospectus included therein.

               1.22.  Restricted Securities.  "Restricted Securities" means
                      ---------------------
          all shares of Class A Common Stock, and any other equity securities of the Company of any class or character whatever

          (including without limitation all securities convertible into or exchangeable or exercisable for equity securities of the Company, all options to acquire equity securities of the Company, and all other rights to acquire equity securities of the Company), whether now or hereafter authorized, owned now or in the future specifically by Finmeccanica, including all securities receivable upon the exercise or conversion of such securities, all shares of Class A Common Stock received in the future by Finmeccanica as a purchase price adjustment pursuant to Sections 1.4(g) of the Acquisition Agreement, respectively, all securities received from the issuer thereof on account of the foregoing securities, and all securities received from the issuer as a result of any stock split or combination, stock dividend, recapitalization, reorganization or other similar corporate event, until (a) the date on which any such Restricted Security has been effectively registered under the Securities Act and sold pursuant to a Registration Statement; or (b) the date on which any such security is sold to the public pursuant to Rule 144 under the Securities Act.

               1.23.  Sale  Notice.  "Sale  Notice" shall have  the meaning
                      ------------
          set forth in Section 4.1(f) hereof.

               1.24.  Securities  Act.   "Securities  Act"  shall  mean the
                      ---------------
          Securities Act of 1933, as amended.

               1.25.  Sharpe.  "Sharpe" shall mean Henry D. Sharpe, Jr.
                      ------

               1.26.  Third  Party.  "Third  Party" shall have  the meaning
                      ------------
          set forth in Section 3.1(a).

               1.27.  Third Party Transaction.   "Third  Party Transaction"
                      -----------------------
          shall have the meaning set forth in Section 3.1(a).

               1.28.  Total  Voting  Power.  "Total  Voting  Power  of  the
                      --------------------
          Company" shall mean the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting (other than votes that may be cast only upon the happening of a contingency).

               1.29.  Underwritten Registration.   A  registration in which
                      -------------------------
          Common Equivalent Securities of the Company are sold to an underwriter for reoffering to the public.

                                      ARTICLE II
                                      ----------

                               ORGANIZATIONAL DOCUMENTS
                               ------------------------

               2.1.   Charter  Documents.  Attached hereto as Exhibit B are
                      ------------------
          copies of the Certificate of Incorporation and By-Laws (the "Charter Documents") of the Company as of the date hereof. The parties agree that:

               (a) if any inconsistency between the provisions of the Certificate of Incorporation of By-Laws of the Company and the provisions of this Agreement exists, they shall use their best efforts to cause the Board of Directors of the Company to recommend to the shareholders of the Company to vote in favor of amending and shall vote or cause to be voted the securities as to which they have beneficial ownership to amend, the provisions of the Certificate of Incorporation or By-Laws to conform to the terms of this Agreement; and

               (b) the Charter Documents shall not be amended in any manner which is inconsistent with the terms of this Agreement while this Agreement remains in effect.


                                     ARTICLE III
                                     -----------

                               FUTURE EQUITY ISSUANCES
                               -----------------------

               3.1.   Future  Equity  Issuances.    (a)    Subject  to  the
                      -------------------------
          provisions of Section 3.3 hereof, the Company agrees that it will not, following the date hereof, issue any equity securities of the Company, including, without limitation, shares of Class A Common Stock, Class B Common Stock or Preferred Stock (collectively, "Equity Securities"), or any rights, warrants or options to purchase, or securities convertible into, any Equity Securities (collectively, "Derivative Securities"), to any Person or Persons (a "Third Party"), other than Finmeccanica or any of its Affiliates (as the term is hereinafter defined), in any transaction or series of transactions (a "Third Party Transaction") without first offering to Finmeccanica the right to purchase (the "Purchase Right") from the Company that percentage of such Equity Securities or (subject to the provisions of
          Section  3.1(d)  hereof)  such  number  or  principal  amount  of
          Derivative Securities (based, in the case of Derivative Securities, on the number of Equity Securities which may be acquired upon the exercise or conversion thereof as of the date that such Derivative Securities may first be exercised or converted) (collectively, "Additional Finmeccanica Securities") as is equal to a fraction, the numerator of which is the total of all Common Equivalent Securities then owned by Finmeccanica and its Affiliates, and the denominator of which is the total number of Common Equivalent Securities then issued and outstanding (including, without limitation, all shares owned by Finmeccanica and its Affiliates). For purposes of this Agreement, any issuance or sale of Equity Securities held as treasury shares by the Company shall be subject to the provisions of this Agreement.

               (b) The purchase price payable by Finmeccanica for any Additional Finmeccanica Securities which it elects to purchase pursuant to Section 3.1(a) above shall be equal to the purchase price to be paid for Equity Securities or Derivative Securities, as applicable, by any Third Party in the underlying Third Party Transaction, and the Additional Finmeccanica Securities shall otherwise be issued on the same terms and conditions as such Equity Securities or Derivative Securities. Notwithstanding the foregoing, if Equity Securities or Derivative Securities are to be acquired in a Third Party Transaction for consideration other than cash, the purchase price payable by Finmeccanica hereunder shall be equal to the Average Market Price per share of Class A Common Stock determined as of the Business Day immediately preceding the date of the closing of the Third Party Transaction.

               (c)    Notwithstanding  anything  to  the  contrary  in  the
          foregoing, the provisions of this Article III shall not apply with respect to any Equity Securities (including, without limitation, any restricted stock units or awards covering Equity Securities) or Derivative Securities granted or issued under any employee stock ownership, employee stock option, employee benefit or similar plan or arrangement maintained by the Company (collectively, "Benefit Plans").

               (d)    Notwithstanding  anything  to  the  contrary  in  the
          foregoing, the following special provisions shall apply with respect to any Derivative Securities issued by the Company (other than under Benefit Plans). Finmeccanica shall have the right to exercise Purchase Rights in respect of such Derivative Securities only at such time as such Derivative Securities have been exercised, in the case of rights, options or warrants to acquire Equity Securities, or converted, in the case of securities convertible into Equity Securities, by the holders thereof, and then only in respect of any Equity Securities actually issued to such holders in connection with such exercise or conversion, by purchasing shares of Class A Common Stock in an amount determined in accordance with Section 3.1(a) above. The purchase price payable by Finmeccanica for any shares of Class A Common Stock acquired by Finmeccanica pursuant to this Section 3.1(c) shall be payable in cash and shall be equal to the Average Market Price per share of Class A Common Stock determined as of the Business Day prior to the Closing (as defined below) of any such acquisition by Finmeccanica as provided in Section 3.4 below, without regard to the consideration payable by the relevant holders of the Derivative Securities for the underlying Equity Securities issued to such holders.

               3.2.   Exercise of  Purchase Right.  (a)   The Company shall
                      ---------------------------
          provide prior written notice to Finmeccanica of any issuance of Equity Securities or Derivative Securities which it proposes to make, including description of the terms and conditions of such proposed new issuances; provided, however, that with respect to the Derivative Securities as described in the first sentence of
          Section 3.1(d) the Company shall provide a written summary to Finmeccanica on a monthly basis, which notice shall set forth the number of Equity Securities issued during the preceding calendar month as a result of the exercise of any such Derivative Securities, and Finmeccanica's Purchase Right shall be based on the total number of Equity Securities so issued during such preceding calendar month. Each Purchase Right shall be exercisable by Finmeccanica in writing for a period of 30 days after Finmeccanica's receipt of the written notice required to be provided to Finmeccanica pursuant to this Section 3.2(a). If any such Purchase Right is exercised, Finmeccanica shall have an additional 20 days (following the termination of such 30-day period) within which to pay for and accept delivery of the Additional Finmeccanica Securities in respect of which the Purchase Rights are exercised.

               (b) If Finmeccanica elects not to exercise any Purchase Right or fails to elect to exercise any Purchase Right within the time period specified in this Section 3.2, such failure or refusal shall not be deemed to be a waiver of Finmeccanica's Purchase Rights under this Agreement with respect to any Equity Securities or Derivative Securities issued by the Company at a later date, all of which Purchase Rights shall remain in full force and effect.

               3.3.   Termination  of   Purchase  Rights.    Finmeccanica's
                      ----------------------------------
          rights pursuant to Sections 3.1 and 3.2 of this Agreement shall terminate at such time as Finmeccanica shall cease to beneficially own at least 862,500 shares of Class A Common Stock (as adjusted for any shares issued pursuant to a to stock split, stock dividend capitalization, reorganization or similar corporate event); provided, however, that any such decrease in Finmeccanica's beneficial ownership of Class A Common Stock or other voting securities as aforesaid is not due directly or indirectly to any breach by the Company of its obligations under this Agreement.

               3.4.   Closing.     The  closing  of  the  purchase  of  any
                      -------
          Additional Finmeccanica Securities of the Company pursuant to the exercise by Finmeccanica of any Purchase Rights under Section 3.1 hereof shall be held at such place and on such date within 20 days following any exercise of such Purchase Rights as may be mutually agreed upon by the Company and Finmeccanica (the "Closing"). At each Closing, the Company shall deliver to Finmeccanica the certificate(s) or other document(s) representing the Additional Finmeccanica Securities being purchased, duly registered in the name of Finmeccanica, and Finmeccanica shall simultaneously deliver the purchase price therefor. In the case of any Closing of shares of Class A Common Stock acquired pursuant to Section 3.1(d) above, Brown & Sharpe shall either issue new shares of Class A Common Stock or sell shares of Class A Common Stock held as treasury stock.

               3.5.   Certain Covenants.    (a)   The Company covenants and
                      -----------------
          agrees that it will at all times keep a sufficient amount of authorized but unissued shares of all relevant classes of Equity Securities and Derivative Securities available for issuance upon any exercise of the Purchase Rights granted to Finmeccanica under the terms of this Agreement.

               (b) At each Closing, Finmeccanica shall receive a certificate signed by the President and Chief Executive Officer of the Company pursuant to which the Company represents and warrants that, since the date of this Agreement up to and including the date of such Closing, no Equity Securities or Derivative Securities have been issued, sold, offered for sale or otherwise disposed of by the Company except in accordance with this Agreement.


                                      ARTICLE IV
                                      ----------

                               LIMITATIONS ON TRANSFER
                               -----------------------

               4.1.   Two-Year  Restriction on  Transfer.   Subject  to the
                      ----------------------------------
          provisions of Section 4.2(d) below, Finmeccanica agrees not to sell any of its Restricted Securities to any entity other than the Company from the date hereof through and including the second anniversary of the date hereof. After such date, Finmeccanica shall be free to dispose of Restricted Securities in such manner as it may determine in its sole discretion, subject only to the provisions herein.

               4.2.   Company  Right of First  Offer.  (a)  Subject  to the
                      ------------------------------
          exceptions contained in Section 4.2(d) hereof, if at any time after the second anniversary of the date hereof Finmeccanica desires to make a bona fide sale or transfer of any or all of the Restricted Securities to a third party in a private transaction that is not required to be registered under the Securities Act, Finmeccanica shall offer the first opportunity to purchase such shares to the Company in the following manner:

                    (i) Finmeccanica shall first deliver to the Secretary of the Company a written notice (the "Sale Offer"), which shall be irrevocable for a period of thirty (30) days after delivery thereof, offering to the Company all or any part of the Restricted Securities owned by Finmeccanica at the purchase price and on the terms specified therein, whereupon the Company shall have the right and option to purchase, within thirty (30) days of the date of delivery of such notice, all but not part of the Restricted Securities so offered at the purchase price and on the terms stated therein. The Company's acceptance of the offer made in the Sale Offer shall be made by delivering a written notice to Finmeccanica within the 30-day period specified above, as applicable, which shall provide Finmeccanica with satisfactory evidence (by written commitment letter subject only to customary requirements, diligence and documentation) of the Company's ability to finance such repurchase. In the event that Finmeccanica is negotiating with any particular potential transferee(s), Finmeccanica shall disclose the name(s) of such transferee(s).

               (ii)    Notwithstanding the  foregoing, the  period of  time
          within which the Company shall be required to notify Finmeccanica of its intention to purchase the Restricted Securities covered by the Sale Offer shall be extended from thirty (30) to ninety (90) days if a majority of the Board of Directors of the Company determines, in the reasonable exercise of its discretion, that the transfer to the proposed transferee of such Restricted Securities by Finmeccanica is incompatible with the interests of the Company. In such event the Company shall deliver to Finmeccanica within ten days following receipt of the Sale Offer a written notice confirming its intention to extend the 30-day period to 90 days and setting forth the basis for such extension.

               (b)  Sales  of Restricted Securities under the terms of this
          Section 4.2 shall be made at the offices of the Company within thirty (30) days after the date by which notice of the Company's acceptance of the Sale Offer is due under Sections 4.2(a)(i) or
          (ii) above. Delivery of certificates or other instruments evidencing such Restricted Securities duly endorsed for transfer to the Company shall be made on such date or dates against payment of the purchase price therefor.

               (c) If the Company does not exercise its right of first offer with respect to all Restricted Securities included in the Sale Offer within the time specified for such exercise, Finmeccanica may sell, subject to any other restrictions or conditions contained in this Agreement, all (but not less than all) of the Restricted Securities so offered for sale at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Sale Offer, for a period of ninety (90) days following expiration of the Company's time to exercise. In the event all the Restricted Securities so offered are not sold by Finmeccanica during such ninety day period in accordance with the terms referred to in the preceding sentence, the right of Finmeccanica to sell such Restricted Securities shall expire and the obligations of this Section 4.2 shall be reinstated with respect to such Restricted Securities.

               (d) Anything contained in Sections 4.1 and 4.2 to the contrary notwithstanding, the following sales and transfers shall not be subject to Sections 4.1 and 4.2 hereof:

                    (i) Dispositions of Restricted Securities to or among Affiliates of Finmeccanica, provided that each such Affiliate shall affirm in writing its agreement to be bound by this Agreement;

                   (ii) Sales of Restricted Securities pursuant to Rule 144 promulgated under the Securities Act (but only to the extent the sale or transfer of Class A Common Stock at any time is in compliance with the volume limitations under paragraph (e) thereunder);

                  (iii) Sales pursuant to Article VI below (from and after the second anniversary of the Closing Date under the Acquisition Agreement);

                   (iv) Sales of Restricted Securities in response to a tender offer made (as evidenced by the filing with the Commission of a Schedule 14D-1 or any successor schedule or form thereto) by any Person or group of Persons (within the meaning of Section 13(d) of the Exchange Act) other than Finmeccanica or a Person controlled by or under common control with Finmeccanica to purchase or to exchange for cash or other consideration any Class A Common Stock or Class B Common Stock which, if successful, would result in such Person or group of Persons owning or having the right to acquire, beneficially or of record, shares of Class A Common Stock or Class B Common Stock constituting thirty percent (30%) or (in the case of any Person affiliated with any director, officer or employee stock ownership plan of the Company) ten percent (10%) or more of the Total Voting Power of the Company, if the Board of Directors of the Company shall have recommended to the shareholders to accept such tender offer or a majority of the securities of the Company which are the subject of the tender offer held by any of the persons referred to above shall have been tendered in acceptance of the Tender Offer prior to the expiration date of such Tender Offer (as notified to Finmeccanica not less than five Business Days prior to such expiration date).

                    (v) Bona fide pledges of Restricted Securities to an institutional lender to secure a loan, guaranty or other financial support, provided that such lender agrees to hold such Restricted Securities subject to all provisions of this Agreement and any sale or disposition by such lender of such pledged Restricted Securities shall be subject to the limitations of this Section 4.2.

               4.3. Legends.   Each certificate  for Restricted  Securities
                    -------
          shall be stamped or otherwise imprinted with legends in substantially the following form, each Holder hereby agreeing to deliver all outstanding certificates to the Company for such legending:

                    TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHAREHOLDERS' AGREEMENT AMONG THE CORPORATION AND CERTAIN OF ITS SHAREHOLDERS, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE CORPORATION.

               4.4. Standstill.   (a)    Until December 31,  1998,  neither
                    ----------
          Finmeccanica nor any of Finmeccanica's Affiliates shall acquire beneficial ownership of any Equity Securities or Derivative Securities of the Company (except, in any case, by way of stock dividends or other distributions or offerings made available by the Company to holders of any Class A Common Stock generally) or authorize or make a tender, exchange or other offer therefor, without the written consent of the Company, if the effect of such acquisition would be to increase Finmeccanica's percentage of ownership of the outstanding Common Equivalent Securities of the Company beyond 40%; provided, however, that such percentage shall be reduced proportionately to such lesser percentage of the outstanding Common Equivalent Securities of the Company as Finmeccanica shall hold as a result of any disposition of Class A Common Stock by Finmeccanica permitted under this Agreement. Notwithstanding the foregoing, (x) nothing in this Section 4.4 shall be deemed to preclude Finmeccanica from exercising its rights under Article III above; and (y) in connection with any tender offer made (as evidenced by the filing with the Commission of a Schedule 14D-1 or any successor schedule or form thereto) by any Person or group of Persons (within the meaning of Section 13(d) of the Exchange Act) other than Finmeccanica or a Person controlled by or under common control with Finmeccanica to purchase or to exchange for cash or other consideration any Class A Common Stock or Class B Common Stock which, if successful, would result in such Person or group of Persons owning or having the right to acquire, beneficially or of record, shares of Class A Common Stock or Class B Common Stock constituting thirty percent (30%) or (in the case of any Person affiliated with any director, officer or employee stock ownership plan of the Company) ten percent (10%) or more of the Total Voting Power of the Company, in the event (A) the Board of Directors of the Company shall have recommended to the shareholders of the Company to tender their shares in acceptance of such Tender Offer or (B) a majority of the securities of the Company which are the subject of the Tender Offer held by any of the persons referred to above shall have been tendered in acceptance of the Tender Offer prior to the expiration date of such Tender Offer (as notified to Finmeccanica not less than five Business Days prior to such expiration date), Finmeccanica shall have the right to commence a tender offer or other offer to purchase or exchange for cash or other consideration any Common Equivalent Securities.

               (b)  Nothing in this Section 4.5 shall obligate Finmeccanica to dispose of any Restricted Securities if the aggregate percentage ownership of outstanding Common Equivalent Securities of the Company by Finmeccanica is increased as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its Affiliates.


                                      ARTICLE V
                                      ---------

                                 CORPORATE GOVERNANCE
                                 --------------------

               5.1. Board of  Directors.   (a) The  parties agree that  the
                    -------------------
          Board of Directors  of the Company shall be  increased from seven
          (7) to ten (10) directors to permit the election to the Board of Directors of three (3) nominees designated by Finmeccanica ("Finmeccanica Nominees"). In order to effectuate the foregoing, the Company shall, as soon as reasonably practicable after the
          Closing, take all action necessary in accordance with the Exchange Act, the laws of Delaware and the Company's Certificate of Incorporation and Bylaws to give notice of and convene a special meeting (the "Meeting") of its shareholders to consider and vote upon the approval of the increase of the number of directors of the Company from seven to ten and the election to the Board of Directors of the Company of the three Finmeccanica Nominees that Finmeccanica shall have notified in writing to the Company at the Closing. The Board of Directors of the Company shall nominate one of the Finmeccanica Nominees for election to the class of Directors with terms expiring in 1995, one of the Finmeccanica Nominees for election to the class of Directors with terms expiring in 1996 and the remaining Finmeccanica Nominee for election to the class of Directors with terms expiring in 1997, and shall recommend without qualification of any nature that the Company's shareholders vote to approve such increase in the number of directors and to elect each of the Finmeccanica Nominees. The Company's Board of Directors shall use its reasonable best efforts to solicit from the shareholders of the Company such approval and such election, which efforts may include without limitation causing the Company to solicit shareholder proxies therefor and to advise Finmeccanica upon its request from time to time as to the status of the shareholder vote then tabulated. It is further agreed that the Company's Board of Directors shall be decreased from ten to nine directors at such time as Sharpe resigns or otherwise ceases to be a member of the Board of Directors of the Company, and that a Finmeccanica Nominee elected to the class of directors with the next earliest expiring terms shall resign his directorship upon the election of a director (as set forth in Section 5.3) to fill the vacancy created by Sharpe ceasing to be a member of the Board of Directors.

                    (b) For so long as Finmeccanica owns at least 1,250,000 shares of the Company's Class A Common Stock (as adjusted for any shares issued pursuant to a stock split, stock dividend, recapitalization, reorganization or similar corporate event), the Company's Board of Directors shall nominate and recommend for election at meetings of shareholders of the Company at which Directors are to be elected up to two individuals designated by Finmeccanica such that there shall at all times be two Finmeccanica Nominees on the Board of Directors of the Company. In the event that Finmeccanica's ownership of shares of the Company's Class A Common Stock falls below 1,250,000 (as adjusted for any shares issued pursuant to a stock split, stock dividend, recapitalization, reorganization or similar corporate event), Finmeccanica's representation on the Board of Directors of the Company shall be reduced as follows: (i) if Finmeccanica owns between 375,000 and 1,250,000 shares, it shall be entitled only to one directorship; and (ii) if Finmeccanica owns 375,000 shares or less, it shall not be entitled to any directorship. The reduction in Finmeccanica's permitted directorships on the Company's Board of Directors shall be accomplished by resignation of the Finmeccanica Nominee(s). Upon the resignation of a Finmeccanica Nominee resulting solely by virtue of the provisions of this Section 5.1, the nomination and election of a successor director shall be made by the Company's Board of Directors. In all other cases, the Board of Directors shall nominate and elect a successor nominee designated by Finmeccanica.

               5.2. Executive  Committee.  For so long as Finmeccanica owns
                    --------------------
          at least 1,250,000 shares of the Company's Class A Common Stock (as adjusted for any shares issued pursuant to a stock split, stock dividend, recapitalization, reorganization or similar corporate event), Finmeccanica shall be entitled to be represented on the Executive Committee of the Board of Directors of the Company by one Finmeccanica Nominee (if the Executive Committee is composed of four directors) or two Finmeccanica Nominees (if the Executive Committee is composed of five directors).

               5.3. Resignation   of  Sharpe.     In  connection  with  the
                    ------------------------
          resignation of Sharpe, Finmeccanica shall, not less than 60 days prior to the date the Company notifies Finmeccanica it intends to file its preliminary or definitive proxy statement with the Commission in respect of such Annual Meeting, designate an individual to fill the vacancy created by Sharpe ceasing to be a director, who shall be an executive or professional advisor, not an employee of Finmeccanica, of appropriate standing and reputation with at least 10 years of experience in managing or advising industrial companies. Such individual shall be acceptable to the Company's Board of Directors, who shall not unreasonably withhold their approval and shall recommend without qualification of any nature that the Company's shareholders vote to approve such nominee.

               5.4. Voting of  Finmeccanica Shares.   In  each election  of
                    ------------------------------
          members of the Board of Directors of the Company, Finmeccanica shall vote its shares (a) first, in such manner as Finmeccanica deems appropriate, so as to assure the election of any Finmeccanica Nominees included in the slate of nominees presented to the shareholders by the Board of Directors or management of the Company pursuant to Section 5.1 above, and (b) second, to the extent Finmeccanica has any remaining votes to cast, in favor of the election of the nominees recommended by the Company's Board of Directors; provided, however, that in the absence of any
                         --------   -------
          cumulative voting, Finmeccanica shall vote its shares for the Finmeccanica Nominees and for any other nominees recommended by the Company's Board of Directors. Nothing contained herein shall prevent Finmeccanica from voting its shares in any manner it deems appropriate with regard to any matter presented to the shareholders of the Company other than the election of members of the Board of Directors, provided, that Finmeccanica shall not vote its shares in favor of any shareholder proposal that would reduce below nine the members of directors comprising the Board of Directors.


                                      ARTICLE VI

                                 REGISTRATION RIGHTS
                                 -------------------

               6.1. Registration Rights.  (a)  Subject to the provisions of
                    -------------------
          Section 4.1. above, if at any time the Company receives a written request from one or more Holders (i) stating that such Holder wishes or Holders wish to register not less than 25% of the
          Restricted Securities, the Company shall prepare and file a Registration Statement for a public offering under the Securities Act covering such Restricted Securities which are the subject of such request and shall use its reasonable efforts to cause such Registration Statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other Holders of Restricted Securities that such registration is to be effected. The Company shall include in such Registration Statement such Restricted Securities for which it has received written requests to register by such other Holders within fifteen (15) days after the Company's written notice to such other Holders. The Company shall be obligated to prepare and file not more than three Registration Statements pursuant to this Section 6.1 and not more than one Registration Statement in any twelve-month period. If a Holder makes or Holders make a request under this Section 6.1 and the Company determines, in good faith, that it is not in the best interests of the Company and its shareholders to file a Registration Statement at such time, the Company shall have the right to refuse to file a Registration Statement and such request shall not constitute a demand to file a Registration Statement under this Section 6.1. In the event the Company, in good faith, prepares and files with the Commission a Registration Statement pursuant to the exercise of the registration rights granted hereunder, and the Registration Statement is not able to be declared effective, (a) the Holders shall have the right to require the company to file an additional Registration Statement pursuant to this Section 6.1, and (b) the Holders shall not be required to wait twelve months from the prior request. Notwithstanding the 2-year restriction on sales of the Restricted Securities provided under Section 4.1, a Holder shall be entitled to request a registration of Registered Securities pursuant to this Section 6.1(a) two months prior to the expiration of such 2-year period to enable the registration statement covering such Registered Securities to be declared effective by the Commission as soon as practicable after the expiration of such period.

               Notwithstanding the provisions of this Section 6.1, the Company's obligation to file a registration statement, to cause such registration statement to become and remain effective or to make available the prospectus supplement described in Section 6.2(i) shall be suspended for a period not to exceed 90 days in any 24-month period if, in the good faith judgment of the Company's Board of Directors, there is a material fact relating to the Company which has not been disclosed to the general public.

                    (b)  Incidental Registration.  If the Company  proposes
                         -----------------------
          to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Class A Common Stock under the Securities Act in connection with an Underwritten Offering solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Benefit Plan, a registration on Form S-4 or any successor form, or a registration on Form S-1 or S-3 relating to a merger conversion), the Company shall promptly give the Holders written notice of such registration. Upon the written request of a Holder given within 30 days after mailing of such notice by the Company, the Company shall, subject to Section 6.5, use its reasonable efforts to cause a registration statement covering all of the Restricted Securities that such Holder has requested to be registered to become effective under the
          Securities Act. The Company shall be under no obligation to complete an offering of its securities it proposes to make under this Section 6.1(b) and shall incur no liability to the Holders for its failure to do so.

               Notwithstanding any other provision of this Section 6.1(b), if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Restricted Securities which would otherwise be underwritten pursuant hereto and the number of shares that may be included in the underwriting shall be allocated as follows: (x) first, all shares to be sold by the Company shall be included, (y) second, shares held by the Holder(s) of Restricted Securities shall be included pro rata based on the number of shares requested by such Holder(s) to be included in the underwriting, and (z) thereafter, shares held by other Persons having registration rights shall be included pro rata based on the number of such shares requested by each such Person to be included in the underwriting.

                    (c)  Restrictions  on Public  Sale  by  Holders.    The
                         ------------------------------------------
          Holders agree, upon the request of the underwriter(s) in any Underwritten Offering not to effect any sale or distribution of securities of the Company of the same class as the securities (or any security convertible into or exchangeable or exercisable for such security) included in such Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such registration), during the 30-day period prior to, and during the 180-day period beginning on, the closing date of any such Public Offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or such underwriter(s).

               6.2. Registration  Procedures.    In   connection  with  the
                    ------------------------
          Registration Statement, the Company will use its reasonable efforts to effect such registration to permit the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will:

                    (a) prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, cooperate and assist in any filings required to be made with the NYSE and use its reasonable efforts to cause such Registration Statement to become effective;

                    (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the period of the distribution contemplated thereby (determined as hereinafter provided) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement;

                    (c) advise the underwriter(s), if any, and selling Holders promptly:

                         (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

                         (ii) of  any request  by  the    Commission    for
               amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of.the Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

                         (iv) if  at  any  time  the  representations   and
               warranties of the Company contemplated by paragraph (j)(i) below cease to be true and correct; and

                         (v) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading;

                    (d) in connection with the filing of Registration Statement, any amendment thereto, any document that in to be incorporated by reference into the Registration Statement or the Prospectus and any other communication with the Commission:

                         (i) furnish copies of any such document to the selling Holders and to the managing underwriter(s), if any, at least two (2) business days prior to any such filing and provide them the opportunity to comment thereon; and

                         (ii) make the Company's  representatives available
               for discussion of such document;

                    (e) furnish to the selling Holders and each of the underwriter(s), if any, at least one signed copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits;

                    (f) deliver to the selling Holders and each of the underwriter(s), if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                    (g)  prior  to   any  public  offering   of  Restricted
          Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the

          Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than an to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

                    (h) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold and not bearing any restrictive legends; and enable such Restricted Securities to be in such denominations and registered in such names as the Holder or the underwriter(s), if any, may request at least two Business Days prior to any sale of Restricted Securities made by such underwriter(s);

                    (i) if any fact or event contemplated by clause (c)(v) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, when thereafter delivered to the purchasers of Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (j)  enter   into   such   agreements   (including   an
          underwriting agreement) and take all such other actions in connection therewith as may be required in order to facilitate the disposition of the Restricted Securities pursuant to this Agreement, and in connection with any such underwriting agreement entered into by the Company:

                         (i) make such representations and warranties to the underwriter(s), in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;

                         (ii) obtain opinions of counsel to the Company and updates thereof addressed to the underwriter(s) covering the matters customarily requested in opinions requested in underwritten offerings and such other matters as may be requested by such underwriters;

                         (iii)     obtain  "cold comfort"  or "agreed  upon
               procedures" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily required in such letters by underwriters in connection with primary underwritten offerings;

                         (iv) set forth in full or incorporate by reference
               in the underwriting agreement the indemnification provisions and procedures of Section 6.4 hereof with respect to all parties to be indemnified pursuant to said Section; and

                         (v) deliver such documents and certificates as may be requested by the underwriter(s) of such Public Offering to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (j).

               The  above  shall  be  done  at  each  closing  under   such
               underwriting or similar agreement, if and to the extent required thereunder;

                    (k)  make available for inspection by a  representative
          of the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such Holders, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness; and

                    (l) use its reasonable efforts to cause all Restricted Securities to be listed on each securities exchange, if any, on which equity securities issued by,the Company are then listed.

               Each Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

               Each Holder agrees by acquisition of such Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6.2(c)(v) hereof, such Holder will forthwith discontinue disposition of Restricted Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.2(f) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Restricted Securities current at the time of receipt of such notice.

               6.3. Registration  Expenses.    (a)    Except  as  otherwise
                    ----------------------
          provided below, all expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, including without limitation:

                         (i) all registration and filing fees and expenses (including filings made with the NYSE);

                         (ii) fees and expenses of compliance with  federal
               securities and state blue sky or securities laws;

                         (iii)     expenses of printing;

                         (iv) fees  and  disbursements of  counsel  for the
                    Company;

                         (v)  underwriter expenses;

                         (vi) fees of transfer agents and registrars; and

                         (vii) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" or "agreed upon procedures" letters required by or incident to such performance).

          Notwithstanding the foregoing, the Holder(s) will pay all underwriting discounts and selling commissions attributable to Restricted Securities included in an underwritten Public Offering pro rata in proportion to the number of shares sold by each.

               6.4. Indemnification.   (a)  The Company agrees to indemnify
                    ---------------
          and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limiting the foregoing but subject to Section 6.4(c) hereof, the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any
          Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplements thereto) or any preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of the Prospectus, not misleading, except insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information (i) relating to such Holder, furnished in writing to the Company by or on behalf of such Holder expressly for use therein or (ii) made in any preliminary Prospectus if a copy of the Prospectus (or in the Prospectus if a copy of a Prospectus amendment or supplement) was not sent or given by or on behalf of such Holder to the Person asserting any such loss, claim, damage or liability or obtaining such judgment at or prior to the written confirmation of the sale of the Restricted Securities as required by the Securities Act, and the Prospectus (or the Prospectus amendment or supplement) would have corrected such untrue statement or omission; provided,
                                                                  --------
          however, that  the Company shall  have furnished  copies of  such
          -------
          Prospectus (or such Prospectus amendment or supplement) to such Holder in compliance with Section 6.3(f) hereof at least five days prior to such sale confirmation.

                    (b) As a condition to the inclusion of its Restricted Securities in any Registration Statement pursuant to this Agreement, the Holder thereof will furnish to the Company in writing, promptly after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement, Prospectus or preliminary prospectus and agrees to indemnify and hold harmless, the Company and its directors, its officers who sign such Registration Statement, and any Person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities and expenses arising out of (i) information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement or the Prospectus or any preliminary Prospectus included therein or
          (ii) the failure of such Holder to cause the Prospectus or a Prospectus supplement or amendment to be delivered to the Person asserting any such loss, claim, damage or liability prior to the written confirmation of the sale of the Restricted Securities as required by the Securities Act, and the Prospectus (or Prospectus amendment or supplement) would have corrected such untrue statement  or omission; provided, however, that the Company shall
                                  --------  -------
          have  furnished copies  of such  Prospectus  (or such  Prospectus amendment  or supplement)  to  such  Holder  in  compliance  with section 6.2(f) hereof at least five days prior to such sale confirmation. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling Person based on the Registration Statement, the Prospectus or any preliminary Prospectus and in respect of which indemnity may be sought against the Holder, such Holder shall, mutatis mutandis, have the rights and duties given to the Company
          ------- --------
          by Section 6.4(c) hereof (except that if the Company as provided in Section 6.4(c) hereof shall have assumed the defense thereof such Holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such Holder's expense) and the Company and its directors, any such officers, and any such controlling Person shall have the rights and duties given by Section 6.4(c) hereof. In no event shall the liability of a selling Holder hereunder be greater than the gross proceeds received by such Holder upon the sale of the Restricted Securities giving rise to such indemnification obligation.

                    (c) In case any action or proceeding shall be brought against the Holder or any Person controlling such Holder, based upon the Registration Statement, the Prospectus or any preliminary Prospectus, or any amendment or supplement thereto, and with respect to which indemnity may be sought against the Company, such Holder or such Person controlling such Holder shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Holder and payment of all reasonable fees and expenses relating thereto. The Holder and such Persons controlling such Holder shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Holder's expense unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has not assumed the defense and employed counsel reasonably satisfactory to such Holder within 15 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Holder or any Person controlling such Holder and the Company and such Holder or any Person controlling such Holder shall have been advised by such counsel that there may be one or more legal defenses available to such Holder or Person controlling such Holder that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Holder or controlling Person, it being understood that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of one separate firm of attorneys for all Holders and controlling Persons, which firm shall be designated in writing by the Holders and shall be reasonably acceptable to the Company). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless such Holder and all Persons controlling such Holder from and against any loss or liability by reason of such settlement or judgment.

               6.5. Participation  In  Public  Offering.    No  Holder  may
                    -----------------------------------
          participate in any Public Offering, hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements.

               6.6. Selection of  Underwriters.  In any underwritten Public
                    --------------------------
          Offering pursuant to Section 6.1(a), the lead underwriter or underwriters that will conduct the offering will be selected by the selling Holders and shall be reasonably acceptable to the Company.

               6.7. Period  of  Distribution.    For  purposes  of  Section
                    ------------------------
          6.2(b), the period of distribution of Restricted Securities in a firm commitment underwritten Public Offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Securities in any other registration shall be deemed to extend until the earlier of the sale of all Restricted
          Securities covered thereby or 120 days after the effective date thereof.


                                     ARTICLE VII
                                     -----------

                                  FINANCIAL MATTERS
                                  -----------------

               7.1. Financial  Statements.    The Company  will  deliver to
                    ---------------------
          Finmeccanica:

               (a) Not later than the date furnished to the Company's Board of Directors, such financial and operating data concerning the Company and its business units as are regularly made available to the Company's Board of Directors (and its Executive Committee). The Company's obligation under this Section 7.1(a) shall be deemed satisfied upon delivery of such data to the Finmeccanica nominees who are members of the Board of Directors of the Company.

               (b) Promptly (but in any event within five days) after any filing by the Company with the Commission or with the NYSE of any publicly available annual or periodic or special report or proxy statement or final registration statement, a copy of such report or statement and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.


                                     ARTICLE VIII
                                     ------------

                                     TERMINATION
                                     -----------

               8.1. Termination.   Except to the extent  expressly provided
                    -----------
          herein, this Agreement will continue in full force and effect until the earlier of (i) seven and one half (7 1/2) years from the date hereof, (ii) termination by mutual written agreement of the parties, (iii) dissolution of the Company, or (iv) the date upon which Finmeccanica ceases to own, by virtue of a Disposition of Restricted Securities of the Company, at least ten percent (10%) of those Common Equivalent Securities of the Company held by Finmeccanica on the date hereof. To the extent that this Agreement has not otherwise terminated prior to the seventh anniversary of the date hereof, the parties shall negotiate in good faith the renewal of this Agreement on substantially similar terms and conditions for a successive seven-year period to the extent permitted by Delaware law.


                                      ARTICLE IX
                                      ----------

                                       GENERAL
                                       -------

               9.1. Injunctive  Relief.  It is acknowledged that it will be
                    ------------------
          impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them by this Agreement and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

               9.2. Further Assurances.   Each  party hereto  shall do  and
                    ------------------
          perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               9.3. Assignment.   None of  the parties hereto  shall assign
                    ----------
          any of its rights or duties under any provision of this Agreement to any third party (other than to an Affiliate), without obtaining the prior written consent of the other parties hereto, except that a Holder may transfer or assign its rights and obligations hereunder in whole or in part to a transferee pursuant to a transfer of shares made in compliance with all of the provisions of this Agreement.

               9.4. Notices.     All  notices   and  other   communications
                    -------
          hereunder, except as otherwise expressly provided, shall be in writing and shall be deemed to have been duly given if either (i) delivered personally, (ii) transmitted by telecopier (if followed by the original copy sent by postage prepaid mail as provided below) or (iii) sent by postage prepaid certified mail (airmail if international), return receipt requested, as follows (or to such other address as may be specified in a notice to the other party hereto) :

                    if to the Company:

                         Brown & Sharpe Manufacturing Company
                         Precision Park
                         North Kingstown, Rhode Island  02852
                         Attention:  James W. Hayes, III
                         Fax:  (401) 886-2214

                    with a copy to:

                         Ropes & Gray
                         One International Place
                         Boston, Massachusetts  02110-2624
                         Attention:  Howard K. Fuguet, Esq.
                         Fax:  (617) 951-7050

                    if to Finmeccanica:

                         Elsag Bailey Company
                         via Puccini, 2
                         16154 Genoa
                         Italy
                         Attention:  Group General Counsel
                         Fax:  011-39-10-6582637

                    with a copy to:

                         Coudert Brothers
                         1114 Avenue of the Americas
                         New York, New York  10036
                         Attention: W. Preston Tollinger, Jr., Esq.
                         Fax: (212) 626-4120

               9.5. Governing   Law.     This  Agreement  and   all  issues
                    ---------------
          concerning the respective rights and obligations of the Company and the Shareholders shall be governed by the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

               9.6. Binding  Effect.   The  terms  and  conditions  of  the
                    ---------------
          Agreement shall extend to, be binding upon, and inure to the benefit of, the heirs, successors, administrators, legal representatives, permitted assigns of the respective parties hereto.

               9.7. No Partnership  Relationship.  The  parties agree  that
                    ----------------------------
          nothing in this Agreement will create or be deemed to create any partnership, agency or any other relationship between them except as otherwise expressly stated herein.

               9.8. Headings.   The descriptive  headings contained  herein
                    --------
          are for convenience only and shall not control or affect the meaning of construction of any provision of this Agreement.

               9.9. Legal  Costs.   The  losing  party  in any  lawsuit  to
                    ------------
          enforce the rights of any party to this Agreement shall reimburse the prevailing party for all costs (including attorney's fees) incurred in connection with such action.

               9.10.     Severability.    Should  any  provision  of   this
                         ------------
          Agreement be held invalid or unenforceable under the laws of any applicable jurisdiction, the other provisions of this Agreement shall remain valid and in full force and effect. To the extent permissible under applicable law, the parties will use their best efforts to modify the invalid or unenforceable provisions so as to comply with such laws so long as the intent and effect of the affected provision is preserved.

               9.11.     Entire Agreement;  No  Waiver;  Amendment.    This
                         -----------------------------------------
          Agreement and all Exhibits hereto supersede all other oral or written representations and understandings of the parties hereto with respect to the subject matter hereof. No failure or delay by any party in the exercise of any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right preclude an additional or further exercise thereof or the exercise of any other right. No amendment, variation, modification or waiver of any provision of this Agreement shall be valid unless made in writing and signed by the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.


                                    FINMECCANICA S.p.A.
                                    through  its  Elsag  Bailey Company division

                                    By: /s/ Paolo Caron
                                       ------------------------------
                                        Name: Paolo Caron
                                        Title: Attorney-in-Fact


                                    BROWN & SHARPE MANUFACTURING
                                       COMPANY


                                    By: /s/ C.A. Junkunc
                                       ------------------------------
                                        Name: C.A. Junkunc
                                        Title: Vice President and Chief
                                                 Financial Officer